EXHIBIT 23.4

[FORREST A. GARB & ASSOCIATES, INC. LETTERHEAD]

CONSENT OF INDEPENDENT ENGINEERS

     We consent to the inclusion in this registration statement on Amendment No. 1 to Form S-1 for the Mewbourne Energy 04-05 Drilling Programs of the summary of the Reserve Report as of January 1, 2004, for Mewbourne Development Partners 93-A, L.P., Mewbourne Development Partners 93-B, L.P., Mewbourne Development Partners 94-A, L.P., Mewbourne Development Partners 94-B, L.P., Mewbourne Development Partners 94-C, L.P., Mewbourne Energy Partners 94 Private, L.P., Mewbourne Energy Partners 95-A, L.P., Mewbourne Energy Partners 95-B, L.P., Mewbourne Energy Partners 96-A, L.P., Mewbourne Energy Partners 97-A, L.P., Mewbourne Energy Partners 98-A, L.P., Mewbourne Energy Partners 99-A, L.P., Mewbourne Energy Partners 00-A, L.P., Mewbourne Energy Partners 01-A, L.P., and Mewbourne Energy Partners 02-A, L.P., as audited by us. We also consent to the reference therein to our firm as an “Independent Expert.”

/s/ Forrest A. Garb & Associates, Inc.

FORREST A. GARB & ASSOCIATES, INC.

Dallas, Texas
May 25, 2004